UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 17, 2014

UNIVEST CORPORATION OF PENNSYLVANIA

(Exact name of registrant as specified in its charter)

Pennsylvania	0-7617	23-1886144
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

14 North Main Street, Souderton, Pennsylvania	18964
(Address of principal executive offices)	(Zip Code)

(215) 721-2400

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01 — Entry into a Material Definitive Agreement.

On June 17, 2014, Univest Corporation of Pennsylvania (“Univest”), Univest Bank and Trust Co. (“Univest Bank”), a wholly owned subsidiary of Univest, and Valley Green Bank (“Valley Green”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which Valley Green will be merged with and into Univest Bank (the “Merger”). As a result of the Merger, the separate corporate existence of Valley Green will cease and Univest Bank will continue as the surviving corporation in the Merger.

The Merger Agreement provides that, upon completion of the Merger, Valley Green shareholders will receive Univest common stock at a ratio (the “Exchange Ratio”) equal to the quotient (carried to four decimal places) of $27.00 divided by the average closing price of the Univest common stock for each consecutive trading day during the twenty (20) days immediately preceding the effective time of the Merger (the “Univest Average Closing Price”), provided the Exchange Ratio shall not exceed 1.4949 or be less than 1.2231. The Exchange Ratio is subject to customary anti-dilution adjustments in the event of stock splits, stock dividends and similar transactions involving Univest common stock. The transaction is expected to qualify as a tax-free reorganization for federal income tax purposes.

Following completion of the Merger, Valley Green will continue to operate as a separate banking division of Univest Bank for a period of at least twenty-four (24) months. In addition, the Merger Agreement provides that Univest will appoint Jay R. Goldstein and Michael L. Turner, current members of Valley Green’s board of directors, to the Univest board of directors effective upon closing of the Merger. Univest has also agreed to nominate each director for an additional three-year term at the completion of their first term on the Univest board of directors. Jay R. Goldstein, the current President and Chief Executive Officer of Valley Green will continue as President of the Valley Green Bank Division of Univest Bank following the completion of the Merger.

Valley Green has agreed to various customary covenants and agreements, including (1) to conduct its business in the ordinary course consistent with past practice during the interim period between the execution of the Merger Agreement and the consummation of the Merger, (2) not to engage in certain kinds of transactions or take certain actions during this period (without the prior written consent of Univest), and (3) to convene and hold a meeting of its shareholders to consider and vote upon the Merger. In addition, subject to certain limited exceptions, Valley Green is subject to restrictions on its ability to solicit alternative acquisition proposals, provide information and engage in discussions with third parties.

Univest has agreed to various customary covenants and agreements, including (1) to convene and hold a meeting of its shareholders to consider and vote upon the Merger and (2) not to take certain actions during the interim period between the execution of the Merger Agreement and the consummation of the Merger (without the prior written consent of Valley Green).

Completion of the Merger is subject to a number of customary conditions, including, among others, (a) the approval of the Merger Agreement by the shareholders of each of Valley Green and Univest, (b) the effectiveness of the registration statement to be filed by Univest with the Securities and Exchange Commission relating to the Univest common stock to be issued in the Merger, (c) approval of the listing on The Nasdaq Stock Market, LLC of the shares of Univest common stock to be issued in the Merger, (d) the absence of any law or order prohibiting the closing of the Merger, and (e) receipt of required regulatory approvals without the imposition of any condition or requirement, excluding standard conditions that are normally imposed by the regulatory authorities in bank merger transactions, that would, in good faith reasonable judgment of the board of directors of either Univest or Valley Green, materially and adversely affect the business, operations, financial condition, property or assets of the combined enterprise or materially impair the value of Valley Green to Univest. Each party’s obligations to consummate the Merger is also subject to certain additional customary conditions, including: (i) subject to certain exceptions, the accuracy of the representations and warranties of the other party, (ii) performance in all material respects by the other party of its obligations, (iii) not more than 10% of the outstanding shares of Valley Green common stock have properly effected their dissenters’ rights, (iv) there shall not have occurred, since the date of the Merger Agreement, a Material Adverse Effect (as such term is defined in the Merger Agreement) with respect to Univest and Univest Bank on the one hand, and Valley Green, on the other hand, and (v) the receipt by such party of an opinion from its counsel to the effect that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended. The obligation of Univest to complete the Merger is also conditioned on the execution of non-solicitation agreements and employment agreements by designated employees of Valley Green.

The Merger Agreement, in addition to providing that the parties can mutually agree to terminate the Merger Agreement, contains certain termination rights for both Univest and Valley Green, as the case may be, including: (1) final, non-appealable denial for required regulatory approvals or an injunction prohibiting the transactions contemplated by the Merger Agreement; (2) if the Merger has not been completed by March 31, 2015, or such later date as shall have been agreed to in writing by Univest and Valley Green; (3) a breach by the other party that is not or cannot be cured within 30 days’ notice of such breach if such breach would result in a failure of the conditions to closing set forth in the Merger Agreement; (4) failure of either Univest’s shareholders or Valley Green’s shareholders to approve the Merger; (5) failure by the Valley Green board of directors to recommend that its shareholders approve the Merger at a time such recommendation is required or a withdrawal or adverse modification of that recommendation; or (6) the Valley Green board of directors has made a determination to accept a Superior Proposal or has entered into an agreement with respect to a Superior Proposal.

“Superior Proposal” means any bona fide written proposal made by a third party to enter into a Valley Green acquisition transaction on terms that the Valley Green board of directors determines in its good faith judgment, after consultation with and having considered the advice of its outside legal counsel and financial advisor (i) would, if consummated, result in the acquisition of all, but not less than all, of the issued and outstanding shares of Valley Green common stock or all, or substantially all, of the assets of Valley Green and the Valley Green subsidiaries on a consolidated basis; (ii) would result in a transaction that (A) involves consideration to the holders of the shares of Valley Green common stock that is more favorable, from a financial point of view, than the consideration to be paid to Valley Green’s shareholders pursuant to the Merger Agreement, considering, among other things, the nature of the consideration being offered and any material regulatory approvals or other risks associated with the timing of the proposed transaction beyond or in addition to those specifically contemplated by the Merger Agreement, and which proposal is not conditioned upon obtaining additional financing and (B) is, in light of the other terms of such proposal, more favorable to Valley Green than the Merger and the transactions contemplated by the Merger Agreement; and (iii) is reasonably likely to be completed on the terms proposed, in each case taking into account all legal, financial, regulatory and other aspects of the proposal.

The Merger Agreement contains additional termination rights for both Valley Green and Univest, including the right of Valley Green to terminate in the event that (i) the twenty (20) trading day average closing price of Univest common stock ending on the later of (x) the date of the last regulatory approval or (y) the date of the Valley Green shareholders’ meeting (the “Univest Determination Date Market Value”) is less than eighty percent (80%) of the Univest closing price immediately before signing (the “Initial Univest Market Value”) and (ii) the quotient (the “Univest Ratio”) obtained by dividing the Univest Determination Date Market Value by the Initial Univest Market Value is less than the quotient obtained by dividing (A) the closing Nasdaq Bank Index price at the later of the dates in clause (x) and (y) above by (B) the closing Nasdaq Bank Index price immediately before signing (the “Index Ratio”) and subtracting 0.20 from the Index Ratio. In the event Valley Green elects to exercise such termination right, Valley Green must give written notice thereof to Univest. Univest, within a five business day period following receipt of such notice may adjust the Merger consideration to the lower of $27.00 or the product of $27.00 and the Index Ratio.

Valley Green and Univest each also has the right to terminate the Merger Agreement under certain circumstances relating to other permitted acquisition proposals and, in the event of such termination, Valley Green would be obligated to pay Univest a termination fee of $3.0 million. Valley Green would also be obligated to reimburse Univest for its actual expenses connected with the transaction up to $500,000 if the Merger Agreement is terminated by either party following the failure of the Valley Green shareholders to approve the Merger and, prior to the Valley Green shareholders’ meeting, any person proposed or publicly announced an acquisition proposal.

The foregoing summary of the Merger Agreement is not complete and is qualified in its entirety by reference to the complete text of such document, which is attached hereto as Exhibit 2.1 and incorporated herein by reference. The representations, warranties, and covenants of each party set forth in the Merger Agreement have been made only for purposes of, were and are solely for the benefit of the parties to, the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.

Concurrently with the execution of the Merger Agreement, directors and executive officers of Valley Green have entered into separate affiliate letters with Univest pursuant to which such individuals have agreed, subject to the terms sets forth therein, to vote their shares of Valley Green common stock that they are entitled to vote for the merger and related matters and to become subject to certain transfer restrictions with respect to their holdings of Valley Green common stock. In addition, concurrently with the execution of the Merger Agreement, the directors and executive officers of Univest entered into separate affiliate letters with Valley Green pursuant to which such individuals have agreed, subject to the terms set forth therein, to vote their shares of Univest common stock that they are entitled to vote for the Merger and related matters and to become subject to certain transfer restrictions with respect to their holdings of Univest common stock. Each of these affiliate letters terminates in accordance with its terms if the Merger Agreement is terminated, and in other specified circumstances.

The Merger Agreement has been included as an exhibit to this Current Report on Form 8-K to provide information regarding its terms. The Merger Agreement contains representations and warranties that the parties have made to each other as of specific dates. The assertions embodied in the representations and warranties in the Merger Agreement were made solely for purposes of the Merger Agreement and the transactions and agreements contemplated thereby among the parties thereto and may be subject to important qualifications and limitations agreed to by the parties thereto in connection with negotiating the terms thereof. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materially different from those generally applicable to shareholders, and may have been used for the purposes of allocating risk among the parties to the Merger Agreement rather than establishing matters as fact.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

This Current Report on Form 8-K contains forward looking statements within the meaning of the Private Securities Reform Act of 1995 giving Univest’s expectations or predictions of future financial or business performance or conditions. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “prospects” or “potential,” by future conditional verbs such as “will,” would,” “should,” “could” or “may”, or by variations of such words or by similar expressions. These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of Univest’s management and its subsidiaries and on the information available to its management at the time that these statements were made. There are a number of factors, many of which are beyond the control of Univest, that could cause actual conditions, events, or results to differ significantly from those described in the forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following: (1) the parties may fail to satisfy the conditions to closing for the proposed merger in a timely manner or at all; (2) the Valley Green or Univest shareholders may fail to approve the proposed merger; (3) the parties may fail to obtain the necessary governmental approvals or adverse regulatory conditions may be imposed in connection with such approvals; (4) the announcement and pendency of the transaction may result in disruption to the parties’ businesses; (5) Univest may encounter difficulties related to the integration of the businesses following the merger; (6) the effect of changes in laws and regulations, including federal and state banking laws and regulations, and the associated costs of compliance with such laws and regulations either currently or in the future as applicable; (7) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies as well as by the Financial Accounting Standards Board, or of changes in Univest’s or Valley Green’s organization, compensation and benefit plans; (8) the effect on Univest’s or Valley Green’s competitive position within their respective market area and increased competition from larger regional and out-of-state banking organizations as well as non-bank providers of various financial services; (9) the effect of changes in interest rates; and (10) the effect of changes in the business cycle and downturns in the local, regional or national economies. For a list of other factors which could cause actual results to differ from those currently anticipated, see Univest’s filings with the SEC, including “Item 1A. Risk Factors,” set forth in Univest’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

Forward-looking statements speak on as of the date they are made. Univest does not undertake, and specifically disclaims, any obligation to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of Univest.

ADDITIONAL INFORMATION ABOUT THE MERGER AND WHERE TO FIND IT

In connection with the proposed merger, Univest will file a registration statement on Form S-4 with the SEC. The registration statement will include the joint proxy statement for the meetings of shareholders of Valley Green and Univest, which will also constitute a prospectus of Univest. The joint proxy statement/prospectus and other relevant materials (when they become available), and any other documents filed by Univest with the SEC, may be obtained free of charge at the SEC’s Web site at http://www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Univest by contacting Univest Corporation of Pennsylvania, 14 North Main Street, Souderton, Pennsylvania 18964, Attention: Karen E. Tejkl, Secretary, or from the “Investor Relations” section of Univest’s web site at www.Univest.net.

Valley Green and Univest and their respective directors, executive officers and certain other members of management and employees may be deemed “participants” in the solicitation of proxies from shareholders of Valley Green and Univest in favor of the Merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the shareholders of Valley Green or Univest in connection with the proposed Merger will be set forth in the joint proxy statement/prospectus when it is filed with the SEC. You can find information about the executive officers and directors of Univest in its Annual Report on Form 10-K for the year ended December 31, 2013 and in its definitive proxy statement filed with the SEC on March 14, 2014.

Shareholders are urged to read the joint proxy statement/prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the Merger.

Item 9.01 — Financial Statements and Exhibits.

(d) Exhibits.

2.1	Agreement and Plan of Merger, dated as of June 17, 2014, between Univest Corporation of Pennsylvania, Univest Bank and Trust Co., and Valley Green Bank*

*	Exhibits and schedules to the Merger Agreement have been omitted in accordance with Item 601(b) of Regulation S-K. The registrant hereby agrees to furnish supplementally a copy of any exhibits or schedules to the Securities and Exchange Commission (the “SEC”) upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVEST CORPORATION OF PENNSYLVANIA

Dated: June 18, 2014	By:	/s/ Michael S. Keim
Michael S. Keim
Executive Vice President and Chief Financial Officer